UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

Mezey Howarth Racing Stables, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton
Costa Mesa, CA 92626

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4001

MH 1, INC.
600 Anton
Costa Mesa, CA 92626

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

J. Wade Mezey Employment Agreement

On March 18, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with J. Wade Mezey, to serve as President and Chief Executive Officer of the Company, and serve as a member of the Board of Directors of the Company (the “Board”), effective June 1, 2006. The Employment Agreement was approved by the Board. The terms and conditions of the Employment Agreement are attached as Exhibit 1.01(a).

Paul Howarth Employment Agreement

On March 18, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Paul Howarth, to serve as Exec. Vice-President and Chief Financial Officer of the Company, and serve as a member of the Board of Directors of the Company (the “Board”), effective June 1, 2006. The Employment Agreement was approved by the Board. The terms and conditions of the Employment Agreement are attached as Exhibit 1.01(b).

Item 9.01 Entry into a Material Definitive Agreement.

Exhibit 1.01(a)  Mezey Employment Contract

Exhibit 1.01(b)  Howarth Employment Contract

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 3, 2007	Mezey Howarth Racing Stables, Inc.
By: /s/ J. Wade Mezey
Title: President